GRID DEMAND PROMISSORY NOTE
                           ---------------------------
                            (Eurodollar/Prime Rates)


$16,000,000.00    New York, August 27,1999


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of ISRAEL DISCOUNT BANK OF NEW YORK (hereinafter the "Bank") at its principal office, located at 511 Fifth Avenue, New York, NY 10017, the principal sum of SIXTEEN MILLION DOLLARS ($16,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank (each an "Advance" and collectively, the "Advances"), endorsed on the schedule attached hereto and made a part of this Note, including additional pages, if any, attached, hereto (the "Schedule") on the maturity date of each such Advance as shown or at demand. The undersigned shall also pay to the Bank interest as set forth herein.

     Each Advance hereunder which is a Eurodollar Advance (as defined below) shall bear interest on the unpaid principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to LIBOR (as defined below) determined for each Interest Period therefor in accordance with the terms of this Note plus a margin of 150 basis points on the unpaid amount of all Advances. Each Advance which is a Prime Rate Advance (as defined below) shall bear interest on the unpaid principal amount thereof from the date thereof until payment of such Prime Rate Advance in full at a fluctuating rate per annum equal to the Prime Rate minus a margin of 1/2% per annum.

     The undersigned shall notify the Bank not later than 12 noon three (3) Business Days prior to each Advance hereunder which the undersigned requests to maintain at a rate of interest based on LIBOR (a "Eurodollar Advance"), and not later than 12 noon on the date of each Advance which the undersigned requests to maintain at a rate of interest based on the Prime Rate (a "Prime Rate Advance"). All requests for Advances shall be irrevocable and shall be in the minimum amount of $100,000. Each request by the undersigned for an Advance hereunder shall specify whether the requested Advance is a Eurodollar Advance or a Prime Rate Advance, the proposed date to fund the Advance, and if a Eurodollar Advance is requested, the Interest Period applicable thereto.

     Any Eurodollar Advance may be continued as a Eurodollar Advance upon expiration of an Interest Period with respect thereto by complying with the notice provisions contained in the definition of Interest Period; provided, however, that no Eurodollar Advance may be continued as such when any Event of Default of event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Advance on the last date of the Interest Period.

     The undersigned may elect from time to time to convert outstanding Eurodollar Advances to Prime Rate Advances by giving the Bank at least three (3) Business Days prior irrevocable notice of such election; provided that any conversion of a Eurodollar Advance may be made only on the last day of an Interest period with respect thereto. The undersigned may elect from time to time to convert an outstanding Prime Rate Advance to a Eurodollar Advance by giving the Bank irrevocable written notice of such election not later than 12 noon, three (3) business Days prior to the date of the minimum propose conversion and further provided that (I) the conversion shall be in the minimum principal amount of $100,000 and (ii) no Event of Default or event upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing.

     The Bank may act without liability upon the basis of telephonic notice believed by the Bank in good faith to be from the undersigned. The undersigned shall immediately confirm to the Bank, in writing, each telephonic notice. All Advances are made at the Banks' sole and absolute discretion and the Bank, at its option and in its sole and absolute discretion and without notice to the undersigned, may decline to make any Advance requested by the undersigned. The undersigned hereby expressly authorizes the Bank to record on the attached Schedule the amount and date of each Advance, the applicable rate of interest, the applicable Interest Period, and each payment of principal and interest thereon. In the event of any discrepancy between any such notation by the Bank and any records of the undersigned, the records of the Bank and shall be controlling and conclusive. The failure to make any notation to the Schedule shall not limit or otherwise affect the obligations of the undersigned to repay each Advance made by the Bank, in accordance with the terms hereof.

     Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable on the first day of each month commencing on the first such date to occur after the date the Advance is made, and on demand. All payments hereunder shall be payable in immediately available funds in lawful money of the United States. The undersigned authorizes the Bank to charge any of the undersigned's accounts for payments of principal or interest. Any payment of principal or interest payable hereunder which is not paid when due, whether at maturity, on demand, by acceleration, or otherwise, shall bear interest from the date due until paid in full at a rate per annum equal to five percent (5%) above the interest rate in effect with respect thereto.

     Subject to the terms and conditions hereof and the terms and conditions set forth in any agreement in writing between the Bank and the undersigned, the undersigned may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of this Note. Prime Rate Advances may be prepaid without premium or penally together with accrued interest thereon to and including the date of prepayment. Eurodollar Advances may be prepaid without premium or penalty (except as provided in the next succeeding paragraph) together with accrued interest thereon to and including the date of prepayment, provided such prepayment date must be the last day of the then current Interest Period of such Advance.

     The outstanding balance (principal and accrued interest) of any Eurodollar Advance may be prepaid in full or in part, on any Business Day, upon five (5) days' prior written notice to the Bank of such prepayment, subject to a prepayment premium in the amount of one (1%) percent per annum of the principal amount of the Eurodollar Advance being prepaid. The Bank shall not be obligated to accept any prepayment of a Eurodollar Advance unless it is accompanied by the prepayment premium.

     The undersigned has pledged or deposited with or endorsed and/or assigned or caused to be assigned to the order of the Bank and delivered to the Bank as collateral security for the payment of this Note and all Liabilities (as defined hereinbelow) of the undersigned to the Bank the following property: Assignments of liens on various New York City taxi medallions.

     The term "Security" shall include the property described above and shall also include the following property: All personal property (exclusive of inventory) not, owned or hereafter acquired and wherever located, including, but not limited to, all furniture, fixtures, equipment, leasehold improvements, instruments, accounts including, without limitation, accounts owing from credit card servicing companies or other similar agencies, documents, contract rights, chattel paper, rights and claims for the payment of monies arising from sales made to customers through the use of credit cards, and general intangibles, (including, without limitation, trademarks and trade names), together with all replacements, additions, products and cash and non-cash proceeds of all the foregoing, and the balance of every deposit account of the undersigned with the Bank and any other claim of the undersigned against the Bank, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims demands and any other property, rights and interests of the undersigned which at any time shall come into the lawful possession or custody or under he control of the Bank or any of its agents, associates or correspondents, for any purpose, and shall include the proceeds of any thereof. The Bank shall be deemed to have possession of any of the Security in transit to or set apart for it or any of its agents, associates or correspondents.

     The term "Liabilities" shall include this Note and all other indebtedness, obligations and liabilities of any kind of the undersigned to the Bank and also to others to the extent of their participations granted to or interests therein created or acquired for them by the Bank, now or hereafter existing, arising directly between the undersigned and the Bank or acquired outright, conditionally or as collateral security from another by the Bank, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or direct or indirect, including liabilities to the bank of the undersigned as a member of any partnership, syndicate, association or other group, and whether incurred by the undersigned as principal, surety, indorser, guarantor, accommodation party or otherwise.

     As security for the payment of all the Liabilities, the undersigned hereby grant to the bank a security interest in, and a general lien upon and/or right of set-off of, the Security.

     The right is expressly granted to the Bank, its discretion and without notice to or containing the signature of the undersigned, to file one or more financing statements under the Uniform Commercial Code naming the undersigned as debtor and the Bank as secured party and indicating therein the types or describing the items of Security herein specified and forwarding a copy thereof, after filing, to the undersigned. Without the prior written consent of the Bank the undersigned will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which the Bank is not named as the sole secured party covering the Security set forth herein.

     The Bank, at its discretion, whether any Liabilities be due may, in its name or in the name of the undersigned or otherwise, demand sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make an compromise or settlement deemed desirable with respect to, any of the Security, but shall be under no obligation so to do, or the Bank may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the undersigned. The Bank shall not be required to take any steps necessary to preserve any rights of prior parties to any of the Security. Upon default hereunder or in connection with any of the Liabilities (whether such default be that of the undersigned or of any other party obligated thereon), the Bank shall have the rights and remedies prided by law; and the Bank may sell or cause to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price as the bank may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Security, at any brokers' board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statue and cannot be waived), and the Bank or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same, absolutely free from any claim or right of whatsoever kind, including any equity or redemption, of the undersigned, any such demand, notice or right and equity hereby waived and released. The undersigned will pay to the Bank all reasonable out of pocket expenses
(including reasonable expense for legal services of every kind) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Security or receipt of the proceeds thereof, and for the care of the Security and defending or asserting the rights and claims of the bank in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be indebtedness within the terms of this Note. The Bank, at any time, at its option, may apply the net cash receipts from the Security to the payment of principal of and/or interest on any of the Liabilities, whether or not then due, making proper rebate of interest or discount. Notwithstanding that the Bank, whether in its own behalf and/or in behalf of another and/or of others, may continue to hold Security and regardless of the value thereof, the undersigned shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities and expenses at any time unpaid.

     Upon the occurrence of any of the following specified events of default (of an "Event of Default"): (1) default by the undersigned in making any payment of principal, interest, or any other amount payable under this note when due; or
(2) default by the undersigned in the due payment of any indebtedness for borrowed money or in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, and continuance of any such default for a period sufficient to cause or permit the acceleration of the maturity thereof; or (3) default in the observance of performance of any other agreement of the undersigned set forth herein and continuance of any such default for thirty (30) days after notice thereof to the undersigned; or (4) any representation or warranty made by the undersigned herein or in any certificate furnished by the undersigned pursuant to the provisions hereof, proves untrue in any material respect; (5) the undersigned becomes insolvent of bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the consent of the undersigned, or if appointed without the consent of the undersigned, such Trustee or Receiver is not discharged within (30) days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the undersigned under the laws of any jurisdiction, and if instituted against the undersigned are consented to by it or remain undismissed for thirty (30) days, or a write or warrant of attachment or similar process shall be issued against a substantial part of the property of the undersigned and shall not be released or bonded within thirty (30) days after levy; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the principal and the accrued interest in respect of each advance under this note shall become, immediately due and payable without presentment, demand , protest or other notice of any kind, all of which are expressly waived by the undersigned.

     As used herein the following terms shall have the following meanings:

     "Bank" shall be deemed to include the bank, its successors and assigns and any holder thereof.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Interest Period" with respect to any Eurodollar Advance means:

     (a) initially, the period commencing on the date such Eurodollar Advance is made and ending one, two or three months thereafter as selected by the undersigned; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance and ending one, two or three months thereafter, as selected by the undersigned by irrevocable written notice to the Bank not less than three (3) Business Days prior to the last day of the then current Interest period with respect to such Eurodollar Advance. In the event the undersigned fails to notify the Bank as provided above, then in that event, the Bank has the option, in its sole discretion, to chose on behalf of the undersigned an Interest Rate; and

     (c) provided, however, that all the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a Eurodollar Advance would otherwise end on a day which is not a Business Day, the interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

          (ii) if the undersigned shall fail to give notice as provided in clause (b) above, the undersigned shall be deemed to have requested conversion of the affected Eurodollar Advance to a Prime Rate Advance on the last day of the then current Interest Period with respect thereto; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest period) shall end of the last Business Day of a calendar month.

     "Prime Rate" shall mean a fluctuating rate per annum equal to the rate of interest publicly announced by the Bank at its principal office from time to time as its Prime Rate. Any change in the Prime Rate shall be effective on the date such change is announced by the Bank.

     "LIBOR" shall mean with respect to the Interest Period pertaining to a Eurodollar Advance, the rate per annum as quoted on telerate page 3750 at 11:00 o'clock new York Time on the second Business Day prior to the beginning of such Interest Period.

     "Undersigned" shall mean if this note is signed by more than one party, unless otherwise stated herein, shall mean the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking. The Bank may proceed against one or more of the undersigned at one time or from time to time as it elects in its sole and absolute discretion.

     In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the undersigned) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period or with respect to the continuation of a Eurodollar Advance beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice of such determination, confirmed in writing, to the undersigned. If such notice is given, any outstanding Eurodollar Advance shall be converted, ont eh last day of the then current Interest period with respect thereto, to a Prime Rate Advance. Such notice shall be withdrawn by the Bank when the Bank shall determine that adequate and reasonable means exist for ascertaining LIBOR.

     Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in law, rule, regulation, guideline or order or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for the Bank to make or maintain any Advance as a Eurodollar Advance, then, by written notice to the undersigned, the Bank may require that the Eurodollar Advance be converted to a Prime Rate Advance, whereupon the Eurodollar Advance shall be automatically converted to a Prime Rate Advance as of the date of such notice to the undersigned.

         In the event that any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall impose on or deem applicable to the Banks any reserve requirements against this Note or the Line or impose upon the Bank any other costs or assessments, the undersigned shall pay to the Bank on demand an amount sufficient to compensate the Bank for the additional cost resulting from the maintenance or imposition of such reserves, costs or assessments.

         Any consents, agreements, instructions or requests pertaining to any matter in connection with this Note, signed by any one of the undersigned, shall be binding upon all of the undersigned. This Note and the Line shall not be assigned by the undersigned without the Bank's prior written consent.

         The undersigned in any litigation (whether or not arising out of or relating to this Note or any other obligations or liability of the undersigned to the bank) in which the bank and the undersigned shall be adverse parties, waives trial by jury and the right to interpose any defense, set-off or counterclaim of any nature or description. The undersigned agrees to pay on demand all of the bank's reasonable out of pocket costs and expenses, including reasonable counsel fees, in connection with collection of any amounts due to the Bank and enforcement of its rights under this Note.

         The undersigned agrees that the action, proceeding or claim against it arising out of, or relating in any way to, this Note may be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District Court of New York, and hereby irrevocably submits to each such jurisdiction, which jurisdiction shall be non-exclusive. With respect to any such action, proceeding or claim, the undersigned consents to accept service of process and any legal summons to be served upon the undersigned and consents that same may be served by mailing a copy by certified and/or regular mail hereof to the undersigned at the last known address of the undersigned appearing on the records of the Bank. Such mailing shall be deemed personal service and shall be legal and binding upon the undersigned in any such action or claim. Within thirty days after such mailing the undersigned shall appear, answer or otherwise move in respect of each summons, complaint or other process. Should the undersigned fail to appear, answer within said thirty day period, the undersigned shall be deemed in default and judgment may be entered by the Bank against the undersigned for the amount as demanded in any summons, complaint or other process so served.

     No modification or waiver of any provision of this note and no consent by the Bank to any departure therefrom by the undersigned shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. no failure or delay be the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power of privilege.

     In the event any one or more of the provision in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     This Note shall be construed according to and governed by the laws of the Sate of New York.


                                                  ELK ASSOCIATES FUNDING CORP.

[ S E A L ]                                       By: ________________________


                                                  Name:
                                                  Title:

                                                  By:________________________
                                                  Name:
                                                  Title:

                                     Secured
                Schedules Attached to Grid Demand Promissory note
            (Eurodollar/Prime Rates) in the amount of $16,000,000.00
                         for ELK ASSOCIATES FUNDING CORP


                       Initial
       Amount of     Interest    Date of     Amount of   Total         Notation
Date   Loan          Rate        Maturity    Repayment   Outstanding   Made by
----   ---------     --------    --------    ---------   -----------   -------